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     AGREEMENT AND PLAN OF MERGER dated as of November 1, 1995, between ITT
CORPORATION, a Delaware corporation ("ITT"), and ITT INDIANA, INC., an Indiana corporation and a wholly owned subsidiary of ITT ("ITT Indiana").

     WHEREAS ITT has authorized capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $1 per share ("ITT Common Stock"), of which 116,641,417 shares were issued and outstanding and 28,506,591 shares were held in the treasury of ITT as of October 23, 1995, and (b) 50,000,000 shares of Preferred Stock, without par value, of which none are issued and outstanding;

     WHEREAS ITT Indiana has authorized capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $1 per share ("ITT Indiana Common Stock" and after the Effective Time of the Merger, as defined below, "Surviving Corporation Common Stock"), of which 100 shares are issued and outstanding and held by ITT, and (b) 50,000,000 shares of Preferred Stock, without par value, of which none are issued and outstanding; and

     WHEREAS ITT and ITT Indiana desire that ITT merge with and into ITT Indiana and that ITT Indiana shall continue as the surviving corporation in such merger, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware and the laws of the State of Indiana.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                     MERGER

     SECTION 1.01. Merger. Subject to the terms and conditions of this Agreement, ITT shall be merged (the "Merger") with and into ITT Indiana in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the State of Indiana (the "IBCL"), the separate existence of ITT shall cease and ITT Indiana shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and continue its corporate existence under the laws of the State of Indiana. The Surviving Corporation shall succeed, insofar as permitted by law, to all the rights, assets, liabilities and obligations of ITT (including, without limitation, as contemplated by Article IV).

     SECTION 1.02. Effective Time of the Merger. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) this Agreement or an appropriate certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL and (b) appropriate articles of merger are filed with the Secretary of State of the State of Indiana in accordance with the IBCL.

     SECTION 1.03. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of ITT such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ITT, and otherwise to carry out the purpose of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of ITT or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.
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                                   ARTICLE II

                        NAME, ARTICLES OF INCORPORATION,
                             BY-LAWS, DIRECTORS AND
                     OFFICERS OF THE SURVIVING CORPORATION

     SECTION 2.01. Name of Surviving Corporation. The name of the Surviving Corporation shall be ITT Industries, Inc.

     SECTION 2.02. Articles of Incorporation. At the Effective Time of the Merger, Article First of the Articles of Incorporation of ITT Indiana shall be amended to read in its entirety as follows:

     The name of the corporation is ITT Industries, Inc.

     The Articles of Incorporation of ITT Indiana in effect immediately prior to the Effective Time of the Merger, as so amended, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time of the Merger until further amended thereafter as provided therein or by law.

     SECTION 2.03. By-laws. The By-laws of ITT Indiana in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation after the Effective Time of the Merger until amended thereafter as provided therein or by law.

     SECTION 2.04. Directors and Officers. The directors and officers of ITT at the Effective Time of the Merger shall continue to be the directors and officers, respectively, of the Surviving Corporation after the Effective Time of the Merger until expiration of their current terms as such, or prior resignation, removal or death, subject to the Articles of Incorporation and By-laws of the Surviving Corporation.

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

     SECTION 3.01. Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:

          (a) Each share of ITT Common Stock issued and outstanding or held in the treasury of ITT immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

          (b) Each share of ITT Indiana Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by ITT shall be cancelled without any consideration being issued or paid therefor.

     SECTION 3.02. Exchange. (a) After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of ITT Common Stock shall represent the same number of shares of Surviving Corporation Common Stock.

          (b) At any time on or after the Effective Time of the Merger, any holder of certificates theretofore evidencing ownership of shares of ITT Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of Surviving Corporation Common Stock into which the ITT Common Stock shall have been converted in the Merger. If any certificate representing shares of Surviving Corporation Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance therefor that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Surviving Corporation Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise

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     required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

          (c) As soon as reasonably practicable after the Effective Time of the Merger, the transfer agent for the Surviving Corporation or other designee shall mail to each holder of record of a certificate or certificates of Surviving Corporation Common Stock (i) a letter of transmittal (which shall be in such form as Surviving Corporation may specify) and (ii) instructions for use in effecting an exchange of certificates contemplated by paragraph
     (b) of this Section 3.02 and the distribution of certificates contemplated by the distribution by ITT of shares of common stock of ITT Destinations, Inc. and ITT Hartford Group, Inc. to shareholders of ITT.

                                   ARTICLE IV

            EMPLOYEE STOCK, EMPLOYEE BENEFIT, INCENTIVE COMPENSATION
                        AND DIVIDEND REINVESTMENT PLANS

     At the Effective Time of the Merger, each employee stock plan, employee benefit plan, incentive compensation plan and dividend reinvestment plan to which ITT is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee stock plan, employee benefit plan, incentive compensation plan or dividend reinvestment plan of ITT or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, ITT Common Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Corporation Common Stock.

                                   ARTICLE V

                                   CONDITIONS

     Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

     SECTION 5.01. Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by the vote of the majority of the shares of ITT Common Stock outstanding on the record date fixed for determining the stockholders of ITT entitled to vote thereon. This Agreement and the Merger shall also have been adopted and approved by ITT as the holder of all the outstanding shares of ITT Indiana Common Stock prior to the Effective Time of the Merger.

     SECTION 5.02. Listing. The shares of Surviving Corporation Common Stock to be issued in the Merger, or reserved for issuance immediately after the Effective Time of the Merger, shall have been approved for listing, subject to official notice of issuance, by the NYSE.

     SECTION 5.03. Distribution. The distribution by ITT of all the outstanding shares of common stock of (a) ITT Destinations, Inc., and (b) ITT Hartford Group, Inc., each wholly owned subsidiaries of ITT, shall have occurred.

     SECTION 5.04. Tax Opinion. ITT shall have received an opinion from its legal counsel, with respect to the tax consequences of the Merger, in form and substance satisfactory to ITT.

                                   ARTICLE VI

                  APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

     Pursuant to Section 252(d) of the DGCL, the Surviving Corporation irrevocably appoints the Secretary of State of Delaware to accept service of process in any proceeding for enforcement of any obligation of ITT, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State shall mail a copy of such process to ITT Industries, Four West Red Oak Lane, White Plains, New York 10528.

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                                  ARTICLE VII

                                    GENERAL

     SECTION 7.01. Termination and Abandonment. At any time prior to the consummation of the Merger, this Agreement may be terminated and the Merger abandoned by the Board of Directors of ITT.

     SECTION 7.02. Amendment. This Agreement may be amended at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of ITT and ITT Indiana; provided, however, that this Agreement may not be amended after it has been adopted by the stockholders of ITT in any manner not permitted under applicable law.

     SECTION 7.03. Headings. The headings set forth herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     SECTION 7.04. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     SECTION 7.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Indiana shall mandatorily apply to the Merger.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the day and year first above written.

                                          ITT CORPORATION,

                                          by  /s/ Walter F. Diehl, Jr.
                                            ------------------------------------
                                            Name:  Walter F. Diehl, Jr.
                                            Title:  Vice President

Attest:
/s/ Robert W. Beicke
---------------------------------------------------------
Name:  Robert W. Beicke
Title:  Assistant Secretary

                                          ITT INDIANA, INC.,

                                          by  /s/ Robert W. Beicke
                                            ------------------------------------
                                            Name:  Robert W. Beicke
                                            Title:  Vice President

Attest:
/s/ Walter F. Diehl, Jr.
---------------------------------------------------------
Name:  Walter F. Diehl, Jr.
Title:  Assistant Secretary

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                                  CERTIFICATES

     The undersigned, Assistant Secretary of ITT CORPORATION, a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, which has been duly signed on behalf of ITT CORPORATION by its Vice President and attested to by its Assistant Secretary, was duly submitted to the stockholders of ITT CORPORATION at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held after due notice on September 21, 1995, and at said meeting said Agreement and Plan of Merger was adopted by the stockholders of ITT CORPORATION in accordance with the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27th day of November, 1995.
                                          /s/ Robert W. Beicke
                                          --------------------------------------
                                                   Assistant Secretary

     The undersigned, Assistant Secretary of ITT INDIANA, INC., an Indiana corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, which has been duly signed on behalf of ITT INDIANA, INC. by its Vice President and attested to by its Assistant Secretary, was duly submitted to the sole stockholder of ITT INDIANA, INC. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger, held on October 10, 1995, and that at said meeting said Agreement and Plan of Merger was adopted by the sole stockholder of ITT INDIANA, INC. in accordance with the Business Corporation Law of the State of Indiana.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 27th day of November, 1995.
                                             /s/ Walter F. Diehl, Jr.
                                          --------------------------------------
                                                   Assistant Secretary

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